Exhibit 99.1

LGBTQ+ ESG100 ETF to be Liquidated

Fund Advisor, in consultation with LGBTQ Loyalty Holdings, determines that Fund Should be Closed

WILTON MANORS, Fla. — March 31, 2022 (GLOBE NEWSWIRE) — LGBTQ Loyalty Holdings, Inc. (OTC PINK: LFAP) (“LGBTQ Loyalty” or “the Company’’), a diversity- and inclusion-driven financial methodology and data company announces, in consultation with ProcureAM, LLC, the investment advisor to the LGBTQ+ ESG100 ETF (the “Fund”), the termination and liquidation of the Fund pursuant to the terms of a Plan of Liquidation. This has been approved by the Board of Trustees of Procure ETF Trust I (the “Trust”). The Fund is expected to cease operations and liquidate on or about April 28, 2022 (the “Liquidation Date”). The Board determined, after considering ProcureAM’s recommendation, that it is in the best interests of the Fund and its shareholders to liquidate and terminate the Fund.

“As the sponsor of the Fund, the long-term sustainability to secure assets under management (AUM) has to be our primary focus,” said Larry Roan, Director of LGBTQ Loyalty. “We anticipate that as the LGBTQ100 ESG Index creator and Sponsor we will file a prospectus with the SEC imminently with a new Fund Advisor proposed.”

The Fund’s investment objective is to track the price and yield performance of its underlying index. The Fund will continue to pursue its respective investment objective until April 20, 2022. On that date, in anticipation of the liquidation of the Fund, the Fund will be managed in a manner intended to facilitate its orderly liquidation, such as by raising cash or making investments in other highly liquid assets. As a result, starting on April 20, 2022, all or a portion of the Fund may not be invested in a manner consistent with the Fund’s stated investment strategy, which may prevent the Fund from achieving its investment objective. Note that the Liquidation Date may be changed without notice at the discretion of the officers of the Trust.

“While the LGBTQ100 ESG Index has seen strong performance since its launch, we will be closing the fund in order to license the index to a new advisor,” said Bobby Blair, CEO of LGBTQ Loyalty. “We sponsored this fund to drive an investment model that highlights how impact investing, aligned with diversity and inclusion values, can be rewarding for those seeking investments that are socially constructed. Ultimately, we will be seeking a fund advisor that has a proven track record of obtaining assets under management (AUM) within other social impact-driven funds. We are proud of the work we’ve done thus far and thank ProcureAM for their initiatives.”

Fund record date holders as of April 22, 2022, are eligible to receive dividends from the liquidation distribution. Initial distributions to shareholders will be made on April 28, 2022. Shareholders may only be able to sell their shares to certain broker-dealers, and there is no assurance that there will be a market for the Fund’s shares during that time period. Customary brokerage charges may apply to such transactions.

If you would like additional information, please call 866-690-3837 or visit https://www.paletfs.com. Further, for additional information please refer to LGBTQ Loyalty Holdings’ Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission and the Trust’s Supplement to the Summary Prospectus, Prospectus and Statement of Additional Information (“SAI”), each dated March 25, 2022.

About LGBTQ Loyalty Holdings, Inc.

LGBTQ Loyalty is a diversity- and inclusion-driven financial methodology and data company that quantifies corporate equality alignment with the LGBTQ community and minority interest groups. The Company has benchmarked the first-ever U.S. Loyalty Preference Index, which it believes empowers the LGBTQ community to express their preferences for the nation’s high-performing corporations most dedicated to advancing equality. The Loyalty Preference Index, branded as LGBTQ100 ESG Index, is an environmental, social and governance (ESG) index, offering an added perspective for those seeking to align with equality-driven, ESG-responsible corporations. LGBTQ Loyalty’s leadership includes seasoned authorities in the financial industry and LGBTQ community. For more information, please visit www.lgbtqloyalty.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of LGBTQ Loyalty Holdings.

Safe Harbor: This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company’s current plans and expectations, as well as future results of operations and financial condition. A more extensive listing of risks and factors that may affect the company’s business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with the Securities and Exchange Commission at www.sec.gov and OTC Markets, Inc. https://www.otcmarkets.com OTC Disclosure and News Service. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.The recipient of this information is cautioned not to place undue reliance on forward-looking statements. No representations or warranties are made as to the accuracy of such forward-looking statements or whether any of the projections included herein will be realized.

Carefully consider the Fund’s investment objectives, risk factors, charges and expenses before investing. This and additional information can be found in the Fund’s prospectus, which may be obtained by visiting https://www.paletfs.com. Read the Fund’s prospectus carefully before investing.

Investing involves risk, including possible loss of principal.

Shares are bought and sold at market price not net asset value (NAV) and are not individually redeemed from the Fund. Market performance is determined using the bid/ask midpoint at 4:00pm Eastern time when the NAV is typically calculated. Brokerage commissions will reduce returns.

ProcureAM, LLC serves as the investment advisor to the Fund. The Fund is distributed by Quasar Distributors, LLC, which is not affiliated with ProcureAM, LLC or any of its affiliates. ProcureAM, LLC and Quasar Distributors, LLC, are not affiliated with LGBTQ Loyalty Holdings, Inc.

MEDIA CONTACT:

Sam Marinelli

Gregory FCA for LGBTQ Loyalty Holdings

LGBTQL@gregoryfca.com

610-246-9928

INVESTOR RELATIONS CONTACT:

Larry Roan

Executive director of Advancing Equality Preference, Inc.

Board member of LGBTQ Loyalty

IR@lgbtql.com